SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 30, 2016

ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

   1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954) 917-6655

(Registrant's Telephone Number, Including Area Code)

______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

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Item 1.01

Entry into a Material Definitive Agreement

We have received gross proceeds of $772,500 for our sale, effective June 30, 2016, of a defined subset of Infinite Conferencing’s (“Infinite”) audio conferencing customers (and the related future business to those customers) (“Second Tranche of Additional Sold Accounts”) to Infinite Conferencing Partners LLC, a Florida limited liability company (“Partners”), which represent historical annual revenues of approximately $1.0 million.

We previously received proceeds from Partners for similar sales of Infinite customers and the related future business, as follows:

o

approximately $2.1 million for a sale effective December 16, 2015 and representing historical annual revenues of approximately $2.7 million (“First Tranche of Additional Sold Accounts”), and

o

approximately $1.0 million for a sale effective February 28, 2015 and representing historical annual revenues of approximately $1.3 million (“Sold Accounts”).

In connection with the June 30, 2016 sale, Infinite and Partners entered into:

•

an Amended and Restated Make Whole Agreement (“Second Amended Make Whole Agreement”) which provides that if the combined revenues from the Sold Accounts, the First Tranche of Additional Sold Accounts and the Second Tranche of Additional Sold Accounts (“Combined Revenues”) falls below approximately $3.9 million, Infinite will transfer additional customer accounts to Partners (which will become part of the Sold Accounts) sufficient to bring the Combined Revenues back to approximately $4.9 million (or the equivalent in cash flow). All other terms of the Second Amended Make Whole Agreement were substantially the same as the terms of the Amended Make Whole Agreement as disclosed in our report on Form 8-K filed on December 22, 2015 and updated in our report on Form 10-Q filed on April 5, 2016.

•

an Amended and Restated Membership Interest Option Agreement (“Second Amended Option Agreement”) whereby we have the right for the two-year period through December 16, 2017 to buy 100% ownership (i.e., all of the membership interests) of Partners by payment of the combined purchase price of the Sold Accounts, the First Tranche of Additional Sold Accounts and the Second Tranche of Additional Sold Accounts plus $100,000 (“Purchase Price”), plus a premium, which premium increases on a pro-rata basis to 10% of the Purchase Price over the two year period, subject to a minimum premium of 5%. All other terms of the Second Amended Option Agreement were substantially the same as the terms of the Amended Option Agreement as disclosed in our report on Form 8-K filed on December 22, 2015 and updated in our report on Form 10-Q filed on April 5, 2016.

•

an Amended and Restated Management Services Agreement (“Second Amended MSA”) with a two year term expiring on December 16, 2017, unless and until terminated by mutual consent of the parties or pursuant to certain termination rights. The Second Amended MSA provides that the Partners’ return is guaranteed for the first six months regardless of whether we exercise our rights under the Second Amended Option Agreement or the Second Amended MSA is otherwise terminated. All other terms of the Second Amended MSA were substantially the same as the terms of the Amended MSA as disclosed in our report on Form 8-K filed on December 22, 2015 and updated in our report on Form 10-Q filed on April 5, 2016.

The increase in the number of limited partners of Partners resulting from the June 30, 2016 transaction decreased the total related party ownership percentage to approximately 21%. In connection with this transaction, we incurred one-time initial legal and consulting fees and expenses of approximately $54,000. Our ongoing expenses related to the transaction with Partners are not expected to be materially different as a result of this June 30, 2016 transaction, as compared to those expenses as disclosed in our report on Form 8-K filed on December 22, 2015 and updated in our report on Form 10-Q filed on April 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION
By: /s/ Robert E. Tomlinson
July 7, 2016	Robert E. Tomlinson, CFO